As filed with the Securities and Exchange Commission on December 7, 2018

Registration No. 333-16939	Registration No. 333-33276
Registration No. 333-117057	Registration No. 333-151777
Registration No. 333-206188	Registration No. 333-215158

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-16939)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-33276)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-117057)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-151777)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-206188)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-215158)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CDTI ADVANCED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1393453
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1700 Fiske Place
Oxnard, California 93033	93033
(Address of principal executive offices)	(Zip Code)

THE 1994 INCENTIVE PLAN OF CLEAN DIESEL TECHNOLOGIES, INC.

CLEAN DIESEL TECHNOLOGIES, INC. STOCK INCENTIVE PLAN

CLEAN DIESEL TECHNOLOGIES, INC. 2016 OMNIBUS INCENTIVE PLAN

(Full title of plans)

Matthew Beale
Chief Executive Officer
CDTi Advanced Materials, Inc.
1700 Fiske Place
Oxnard, California 93033
(Name and address of agent for service)

(805) 639-9458
(Telephone number, including area code, of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

CDTi Advanced Materials, Inc., or the Company, hereby amends the following Registration Statements on Form S-8 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statements:

1.                 Registration Statement on Form S-8 (Registration No. 333-16939) filed on November 27, 1996;

2.                 Registration Statement on Form S-8 (Registration No. 333-33276) filed on March 24, 2000;

3.                 Registration Statement on Form S-8 (Registration No. 333-117057) filed on July 1, 2004;

4.                 Registration Statement on Form S-8 (Registration No. 333-151777) filed on June 19, 2008;

5.                 Registration Statement on Form S-8 (Registration No. 333-206188) filed on August 7, 2015; and

6.                 Registration Statement on Form S-8 (Registration No. 333-215158) filed on December 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on December 7, 2018.

CDTI ADVANCED MATERIALS, INC.

By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer

Note:  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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